BY-LAWS

                                                        OF

                                                   ROSECAP, INC.


                                             ARTICLE 1 - Shareholders


1.1 Place of Meetings. All meetings of shareholders shall be held at such place within or without the State of New York as may be designated from time to time by the board of directors or the president or, if not so designated, at the registered office of the corporation.

1.2 Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors may call a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the shareholders shall be deemed to refer to such special meeting.

1.3 Special Meetings. Special meetings of shareholders may be called at any time by the chairman of the board of directors, by the board of directors. A Special Meeting of Shareholders shall be called by the Chairman of the Board of Directors at the request in writing of the holders of not less than one--fourth (1/4) of all the shares entitled to vote at the meeting. Such request of shareholders for a Special Meeting shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited- to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of shareholders, whether annual or special, shall be given not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.


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1.5  Voting  List.  The  officer  who has  charge  of the  stock  ledger  of the
Corporation   shall   prepare,   at  least  10  days  before  every  meeting  of
shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of one-- third (1/3) of the shares of the capital stock of the Corporation issued and outstanding are entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

1.7 Adjournments. Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws by the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, by any officer entitled to preside at or to act as secretary of such meeting. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote held of record by such shareholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each shareholder of record entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him or her by written proxy executed by the shareholder or his or her authorized agent and-delivered to the secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if it is held by any person or the nominee of any person who is enumerated in Section 609(f) of the Business Corporation Law of the State of New York. No proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall


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decide any matter to be voted upon by the  shareholders at such meeting,  except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election.

1.10 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock.


ARTICLE 2 - Directors


2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy on the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled.

2.2 Number; Election and qualification. The number of directors which shall constitute the whole board of directors shall be determined by resolution of the shareholders or the board of directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time either by the shareholders or by a majority of the directors then in office, bul only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote in such election. Directors need not be shareholders of the corporation.

2.3. Enlargement of the Board. The number of directors may be increased at any time and from time to time by the shareholders or by a majority of the directors then in office.

2.4 Tenure. Each director shall hold office until the next annual meeting and until such time as his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.


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2.5 Vacancies.  Unless and until filled by the shareholders,  any vacancy in the board of directors, however occurring, including a vacancy resulting from an increase in the number of directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.6 Resignation. Any director may resign by delivering his or her written resignation to the Corporation at its principal office or to the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.7 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place, either within or without the State of New York, as shall be determined from time to time by the board of directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.8 Special Meetings. Special meetings of the board of directors may be held at any time and place, within or without the State of New York, designated in a call by the chairman of the Board, president or two or more directors, or by one director in the event that there is only a single director in office.

2.9 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the secretary or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purpose of the meeting.

2.10 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communi cations equipment by means of which all persons participating in


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the  meeting  can  hear  each  other,  and  participation  by such  means  shall constitute presence in person at such meeting.

2.11 Quorum. A majority of the whole board of directors shall constitute a quorum at all meetings of the board of directors. In the event one or more of the directors shall be disqualified to vote at any meting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one--third (l,'3) of the whole board of directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12 Action at Meeting. At any meeting of the board of directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee of the board of directors may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the board of directors or committee.

2.14 Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares 'then entitled to vote at an election of directors, except that (i) the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

2.15 Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in

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the  resolution of the board of directors  and subject to the  provisions of the
Business Corporation Law of the State of New York, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, Bylaws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the board of directors.

2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3 - Officers


3.1 General. The officers of the Corporation shall consist of a chairman of the board, a president, a secretary, a treasurer and such other officers with such other titles as the board of directors may determine, including a vice chairman of the board, and one or more vice presidents, assistant treasurers, and assistant secretaries. The board of directors may appoint such other officers with such other powers and duties as it may deem appropriate.

3.2 Election. The chairman of the board, president, treasurer and secretary shall be elected annually by the board of directors at its first meeting following the annual meeting of shareholders. Other officers may be appointed by the board of directors at such meeting or at any other meeting.

3.3 Qualification. No officer need by a shareholder. Any two or more offices may be held by the same person.



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3.4  Tenure.  Except  as  otherwise  provided  by  law,  by the  Certificate  of
Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the board of directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6 Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of president, treasurer and secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7 -Chairman of the Board and Vice Chairman of the Board. The chairman of the board of directors shall be the chief executive officer of the Corporation. Subject to the direction of the board of directors, the chairman of the board of directors shall have general charge and supervision of the business of the Corporation, and shall have full authority to take all lawful actions necessary to implement corporate and business policy established by the board of directors. In addition, the chairman of the board of directors shall perform such duties and possess such other powers as are assigned to him by the board of directors. Unless otherwise provided by the board of directors, the chairman of the board of directors shall preside at all meetings of the shareholders and the board of directors. The board of directors may appoint a vice chairman of the board of directors who may, in the absence or disability of the chairman, perform the duties and exercise and powers of the chairman and perform such other duties and possess such other powers as from time to time are authorized by the board of directors.

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3.8  President.  The  president  shall be the  chief  operating  officer  of the
Corporation and shall have charge and supervision of the day to day business operations of the Corporation, subject to the authority of the chairman of the board of directors and of the board of directors. Unless the board of directors or chairman of the board of directors shall otherwise direct, all executive officers of the Corporation shall report, directly or through their immediate superior officers, to the president. The president shall perform such other duties and shall have such other powers as the board of directors may from time to time prescribe.

3.9 Vice Presidents. The vice president shall perform such duties and shall have such powers as the board of directors, chairman of the board of directors or the president may from time to time prescribe. The vice president shall discharge the duties of the president when the president, for any reason, cannot discharge the duties of his office. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

Any assistant vice presidents shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the president or the vice president may from time to time prescribe.

3.10 Secretary and Assistant Secretaries. The secretary shall perform such duties and shall have such powers as the board of directors, chairman of the board of directors or the president may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation, the duty and power to give notices of all meetings of shareholders and special meetings of the board of directors, to attend all meetings of shareholders and the board of directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal, if any, and to affix and attest to the same on documents.

Any assistant secretary shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

In the absence of the secretary or any assistant secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer and Assistant Treasurers. The treasurer shall perform such duties and shall have such powers as from time to time be assigned to him by the board of directors, the chairman of the board of directors or the president. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the board of directors, the chairman of the board of directors, the president or any vice president of the Corporation so authorized to act by specific authorization of the board of directors or chairman of the Directors, to make proper accounts of such funds, and to render, as required by the board of directors, chairman of the board of directors or president, statements of all such transactions and of the financial condition of the Corporation.

The assistant treasurers shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the president or the treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the treasurer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the treasurer.

3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.


ARTICLE 4 - Capital Stock


4.1 Issuance of Stock. Unless otherwise voted by the shareholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine.

4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the board of directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by the chairman or vice chairman, if any,


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of the  board  of  directors,  or the  president  or a vice  president,  and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 Transfers. Except as otherwise established by rules and regulations adopted by the board of directors, and subject to applicable laws, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonable require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the board of directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving such indemnity as the board of directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5 Record Date. The board of directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 days prior to any other action to which such record date relates.


If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining shareholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating to such purpose.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


ARTICLE 5 - Indemnification


The Corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York and the Company's Certificate of Incorporation, as may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee, and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.


ARTICLE 6 - General Provisions


6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors.

6.2 Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved by the board of directors.


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6.3 Written Notice of Meetings.  Whenever written notice is required to be given to any person pursuant to law, the Certificate of Incorporation or these Bylaws, it may be given to such person, either personally or by sending a copy thereof by first class mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or to his business or other address supplied by him to the Corporation for the purpose of notice. If the notice is sent by first class mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

6.4 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

6.5 Voting of Securities. Except as the directors may otherwise designate, the president or treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

6.6 Evidence of Authority. A certificate by the secretary, or an assistant secretary, or a temporary secretary, as to any action taken by the shareholders, directors, a committee or any officer of representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.7 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the certificate of Incorporation of the Corporation, as amended and in effect from time to time.

6.8 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of

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directors or a committee of the board of directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors, or the shareholders,

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

6.9 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.10 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


ARTICLE 7 - Amendments


7.1 By the Board of Directors. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.


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7.2 By the Shareholders. These Bylaws may be altered, amended or repealed or new
Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of shareholders, or at any special meeting of shareholders, provided notice of such alternation, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.
         ADOPTED THIS 25th day of August, 1990.


                                         Charles Rose
President

ATTEST:

Ida Rose

Secretary